Exhibit 10.16
***** CONFIDENTIAL TREATMENT REQUESTED
Sales Commission Plan
FY2007
Kevin Mosher
Senior Vice President, World Wide Field Operations

*****	The omitted portions of this exhibit have been filed with the Securities Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Section Act of 1933.

OBJECTIVES
This ArcSight Sales Commission Plan FY 2007 (“agreement”) describes the terms of your sales commission compensation at ArcSight (the “Company”) for the Plan Year, which is intended to achieve the following objectives:
•	Increase sales for the Company’s services and products.

•	Reward consistent achievement and over plan performance.

•	Reward sales personnel for their contribution to the achievement of Company objectives.

•	Attract and retain an effective sales team.
DEFINITIONS
1.	Commission – Opportunity for compensation in addition to the base salary established in a salesperson’s employment offer letter. A component of Commissions is based on GAAP Revenue derived from the sale of the Company’s services and products and another component is based on the operating costs or Contribution Margin of the Sales Organization.

2.	Term Sheet – Document that is not legally binding used to explain a prospective customer sale among ArcSight employees, and optionally to propose and negotiate with customers to achieve an agreement in principle. A Term Sheet alone does not constitute a Sales Contract or Booking.

3.	Sales Contract – Comprehensive set of legally binding documents and required approvals and signatures associated with each Revenue Transaction, generally a purchase and license agreement signed by ArcSight and the customer. Sales Contracts typically include the following items:
a.	Software License Fees – Revenue items associated with licensing of software products.

b.	Service Fees – Revenue items associated with sale of consulting and installation projects that are normally billed as time and materials. Expenses incurred in the performance of Services are billed to the customer. These expenses are not counted towards Revenue for the purpose of calculating Commissions.

c.	Support Fees – Revenue items associated with ongoing maintenance and support.
4.	Revenue – Represents the amount recognized by the Company on its financial statements from the sale of products and services, in accordance with Generally Accepted Accounting Principles (“GAAP”).
The Corporate Controller and Chief Financial Officer have final authority in determining whether a sales transaction constitutes Revenue.
5.	Plan Year – FY2007 (May 1, 2006 – April 30, 2007)

6.	Cash Collection – Receipt of payment from a customer in a recognized form including a bank draft, bank deposit, or approved promissory note.

7.	Contribution Margin – Represents the net amount resulting from the subtraction of Sales operating costs from Revenue.
COMMISSION PAYMENTS
Sales Representatives are eligible to earn Commissions in addition to base salary. A Portion of Commissions are deemed earned upon the recognition of revenue in accordance with GAAP. A secondary portion of commissions are earned upon achieving a pre-determined operating expense or contribution margin level.
SALES PROCESS
The required process for arriving at a Sales Contract is to develop a complete Term Sheet, thoroughly discuss the terms among the ArcSight Team, and gain approval by the Vice President of Sales prior to discussing terms with the customer. The Term Sheet documents can be presented to the customer if helpful to the sales process, but this is not a required step.
The Term Sheet format is prescribed by the Vice President of Sales, and will generally include the following items: customer contacts (buyer, sponsor, invoicing, and legal), a detailed inventory of items to be sold and related pricing drivers, a pricing model, a price discount schedule, press release and public relations terms, conditional terms such as customer acceptance criteria and performance milestones, a services statement of work, and invoice and payment terms.
All prospective Sales Contracts must be presented to the Chief Financial Officer to gain approval of terms and customer’s credit worthiness. The Sales Contract is the final, conclusive document, which is required and must thoroughly reflect all terms and commitments.
CALCULATION OF COMMISSIONS
The Senior Vice President, Worldwide Field Operation’s commissions are calculated based on the achievement of both quarterly revenue targets as well as operating costs or contribution margin targets. The revenue achievement target represents ***** of the commission structure while a ***** component is based on operating costs or contribution margin.
Revenue Portion: Each quarter the commission amount attributable to Revenue will be determined by multiplying the quarterly Revenue by the commission rate documented below. The commission rate will depend on the actual Revenue achievement as a percentage of the quarterly revenue target.

*****	The omitted portions of this exhibit have been filed with the Securities Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Operating expense/Contribution margin Portion: Each quarter the commission amount attributable to operating expense/contribution margin will be determined by either incurring actual sales operating expenses less than or equal to the sales operating expense target or achieving actual sales contribution margins equal to or greater than the sales contribution margin target. The quarterly commission amount will vary depending on the level of revenue achieved relative to the quarterly revenue target. For example in Q1, if the Revenue achieved equaled 102% of the Revenue target and the actual operating costs were less than target or the actual contribution margin was greater than target, then the commission amount would be $11,250.

Annual Revenue Quota	*****
Annual Variable Compensation	*****

	Q1		Q2		Q3		Q4		FY 2007
Variable Compensation based on Revenue target	$	*****	$	*****	$	*****	$	*****	$	*****
Variable Compensation based on operating expense or Contribution margin target	$	*****	$	*****	$	*****	$	*****	$	*****

Total Variable Compensation	$	*****	$	*****	$	*****	$	*****	$	*****

Revenue target	$	*****	$	*****	$	*****	$	*****	$	*****
Operating expense target	$	*****	$	*****	$	*****	$	*****	$	*****

Contribution margin target	$	*****	$	*****	$	*****	$	*****	$	*****

Commission rates for Revenue Portion:
0 - 100%		0.21%		0.20%		0.17%		0.16%
100% - 105%		2.06%		2.00%		1.72%		1.56%
105% - 110%		3.12%		3.00%		2.59%		2.34%
>110%		4.00%		4.00%		4.00%		4.00%

Commission for Operating expense/Contribution margin Portion:
100%		$7,500		$7,500		$7,500		$7,500		$30,000
100% - 105%		$11,250		$11,250		$11,250		$11,250		$45,000
105% - 110%		$16,875		$16,875		$16,875		$16,875		$67,500
> 110%		$22,500		$22,500		$22,500		$22,500		$90,000

*****	The omitted portions of this exhibit have been filed with the Securities Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

ADDITIONAL TERMS
A.	Payout. Commissions are payable at the end of the month following each fiscal quarter. Upon termination of employment, a salesperson only will be paid Commissions earned as of the date of termination. Commissions will not be advanced.

B.	Dispute Resolution. Disagreements or disputes between ArcSight and any salesperson arising out of or relating to interpretation of the Sales Commission Plan shall be submitted to the Chief Financial Officer or CEO (or designate) for resolution. The Chief Financial Officer or CEO (or designate) shall decide the issue in their sole discretion. Such decision will be final and binding.

C.	Extended Absences. To earn Commission, the salesperson must be actively managing the account. If the salesperson is out of the office, on extended vacation, on leave, e.g., for more than three or four weeks, excluding holidays, commission, at the discretion of the Vice President of Sales, may be transitioned to a new salesperson who will be able to support those accounts.

D.	Modifications. The Company can modify this agreement upon 30 days written notice to applicable sales team members. Modifications will apply only to future business in that sales transactions that have completed or are substantially near completion will not be impacted.

E.	Right to Recover. All advanced but unearned commission shall be subject to charge-back or recoupment by the Company if the Company fails for any reason to receive payment in full on any revenue for sales of Company products or services attributable to an employee. Reasons for charge-back may include but are not limited to the customer’s failure to pay, credit memo’s, refunds or allowances by the Company, cancellation of a Sales Contract, retroactive reduction of the amount paid by the customer, initiation of legal action to collect money owed under a Sales Contract, or other default. A charge-back will reduce Commission and the revenue levels used to determine performance against quota objectives by the amount canceled, reduced, written off or owed. The Company also reserves the right to deduct from a salesperson’s Commissions for the costs or revenue lost due to unauthorized changes in orders or specifications, and/or unauthorized indirect discounts attributable to that salesperson.

If this results in a negative Commission balance, the negative balance will carry forward and offset against future incentives until the negative balance is eliminated.

As a condition of eligibility for Commissions, the employee agrees to reimburse the Company for Commissions paid in excess of what the employee has earned under this agreement, and hereby consents to payroll deduction for purposes of such reimbursement.

F.	Ethical and Legal Standards.
1.	No employee may pay, offer to pay or give any of their incentive compensation or any other money to any agent, customer or representative of the customer or any other person as an inducement or reward for assistance in making a sale.

2.	Gifts and entertainment above a nominal amount shall not be given to customers, agents or representatives except in accordance with current ArcSight policies and procedures.

3.	No ArcSight employee shall enter into any understanding, agreement, plan or scheme, express or implied, formal or informal, with any competitor in regard to prices, terms, or conditions of sales, distribution, territories or customers, nor engage in any other conduct which in the opinion of ArcSight’s legal counsel violates any of the anti-trust and/or trade regulation and/or practices.

4.	Any failure to adhere to ArcSight’s ethical and legal standards or of other generally recognized ethical and legal business standards will subject an employee to revocation of any Commission or other compensation as provided by this or any other agreement to which the employee might otherwise be entitled. In addition, any such infraction will subject the employee to disciplinary action, up to and including termination.
G.	No Effect On Employment. This agreement is not intended to, nor does it in any way, detract from the at-will relationships of the parties.

H.	Confidentiality. This agreement is deemed confidential to the Company.
Delivered and explained by:
                                                             (ArcSight executive name, position, date)
                                                             (Signature)
Received and agreed by:
                                                            (ArcSight salesperson, position, date)
                                                            (Signature)